UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 18, 2026
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FMC CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-2376		94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

2929 Walnut Street	Philadelphia	Pennsylvania	19104
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FMC	New York Stock Exchange

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.

☐

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On June 18, 2026, FMC Corporation ("FMC") entered into a framework agreement (the "Agreement") to sell its property in Newark, Delaware to Ercor Elkton, LLC for gross cash proceeds of approximately $114 million, subject to a due diligence period and other closing conditions and adjustments. The proposed transaction involves the sale of underutilized buildings and land on the Delaware portion of FMC's campus at the Stine Research Center. The parties intend to negotiate in good faith a form of lease agreement for FMC to leaseback the facilities we actively operate from Ercor Elkton, LLC.
The transaction is structured to minimize any disruption to our research operations and our Stine Research Center will continue to operate at the site following the transaction. Core research activities and scientific infrastructure remain fully in place, and we do not expect any impact to our research and development capabilities. We will retain ownership of the adjacent Maryland property. The transaction is expected to close in the fourth quarter, subject to a due diligence period and other closing conditions and adjustments, and the proceeds are expected to be used to pay down debt. As is customary for transactions of this kind, the parties may elect to renegotiate certain terms during the diligence period and to amend the framework agreement accordingly. The Agreement also contemplates that the form of the leaseback agreement and various other operational and economic terms are still to be agreed between the parties and are therefore at a preliminary stage. As a result, there can be no assurance that the Agreement will ultimately result in any transaction.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Statement under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995:
This Current Report on Form 8-K contains statements that are “forward-looking” and provide other than historical information, including statements regarding the Agreement, the ability to negotiate a leaseback agreement, any impact on FMC's research operations, and the expected timing of and proceeds from the transaction.
In some cases, FMC has identified these forward-looking statements by such words or phrases as “outlook,” “will likely result,” “is confident that,” “expect,” “expects,” “should,” “could,” “may,” “will continue to,” “believe,” “believes,” “anticipates,” “predicts,” “forecasts,” “estimates,” “projects,” “potential,” “intends” or similar expressions identifying “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words or phrases. Such forward-looking statements are based on our current views and assumptions regarding future events, future business conditions and the outlook for the company based on currently available information. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These statements are qualified by reference to the risk factors included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”), the section captioned “Forward-Looking Information” in Part II of the 2025 Form 10-K and to similar risk factors and cautionary statements in all other reports and forms filed with the SEC. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Forward-looking statements are qualified in their entirety by the above cautionary statement.
ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS
(d)     Exhibits
10.1    Real Estate Purchase and Sale Agreement Between FMC Corporation and Encor Elkton, LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION (Registrant)

By:	/s/ ANDREW D. SANDIFER
Andrew D. Sandifer Executive Vice President and Chief Financial Officer
Date: June 23, 2026